Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Equity Commonwealth (the “Company”) of the Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David A. Helfand		/s/ William H. Griffiths
David A. Helfand		William H. Griffiths
Chair of the Board, President and Chief Executive Officer		Executive Vice President, Chief Financial Officer
and Treasurer

Date:	October 31, 2023